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                                                                  EXHIBIT 4.3.3


                              FOURTH AMENDMENT TO
                     AMENDED AND RESTATED CREDIT AGREEMENT


                  This Fourth Amendment to Amended and Restated Credit Agreement (this "Amendment" or the "Fourth Amendment"), dated as of May 20, 2002 (the "Amendment Date"), is made by and among: (i) O2wireless Solutions, Inc., a Georgia corporation, f/k/a Clear Holdings, Inc. ("Parent"); (ii) O2wireless, Inc., a Georgia corporation, f/k/a Clear Communications Group, Inc. ("Borrower"), individually and as successor-by-merger to TWR Telecom, Inc., a Texas corporation ("Telecom"); (iii) O2wireless Lighting, Inc., a Texas corporation, f/k/a TWR Lighting, Inc. ("Lighting"); (iv) O2wireless Systems Group, Inc., an Illinois corporation, f/k/a Communications Consulting Services, Inc. ("Systems Group"), individually and as successor-by-merger to Cellular Technology, Inc., a Missouri corporation ("CTI"); (v) O2wireless Deployment, Inc., a Georgia corporation ("Deployment"), individually and as successor-by-merger to (A) ISDC, Inc., a Georgia corporation ("ISDC"), (B) Communications Development Systems, Inc., ("CDS"), and (C) Specialty Drilling, Inc., a Texas corporation ("SDI"); (vi) O2wireless Site Development, Inc., a Georgia corporation ("Site Development"), individually and as successor-by-merger to (A) Clear Program Management, Inc., a Georgia corporation ("CPM"); and (B) Clear Tower Corporation, a Georgia corporation ("CTC"); (vii) Young & Associates, Inc., a Nevada corporation ("Young"); (viii) O2wireless North Carolina, Inc., a North Carolina corporation, f/k/a Cardinal Engineering, Inc. ("North Carolina") (Parent, Lighting, Systems Group, Deployment, Site Development, Young and North Carolina hereinafter sometimes called, collectively, "Current Affiliate Guarantors" or, individually a "Current Affiliate Guarantor"); and (ix) Wachovia Bank, N.A. a national banking association (in its individual capacity, "Wachovia"), (A) as a Lender (as hereinafter defined), (B) as successor-in-interest to First Union National Bank, a national bank ("FUNB"), and (C) as agent for itself and each other Lender from time to time party to the Credit Agreement defined below (Wachovia, acting in such capacity, hereinafter sometimes called "Agent"), for the purpose of amending that certain Amended and Restated Credit Agreement (as amended to date, the "Credit Agreement"), dated as of September 29, 2000 (the "Closing Date"), originally made among FUNB, Wachovia, Agent, Parent, Borrower, Telecom, Lighting, CTI, CPM, CTC, ISDC, CDS, SDI and Rooker Tower Company, a Tennessee corporation ("Rooker"). Capitalized terms used in this Amendment, and not otherwise expressly defined herein, shall have the meanings given to such terms the Credit Agreement, as amended hereby. Subsequent to the Closing Date, (i) Rooker was dissolved and its assets were contributed to Borrower, (ii) Systems Group became an Affiliate Guarantor pursuant to a Joinder Agreement, dated as of June 30, 2000, made by Systems Group in favor of Agent and Lenders; (iii) Young became an Affiliate Guarantor pursuant to a Joinder Agreement, dated as of December 20, 2000, made by Young in favor of Agent and Lenders; (iii) Site Development became an Affiliate Guarantor by virtue of its merger with each of CPM and CTC, effective on December 29, 2000; (iv) Deployment became an Affiliate Guarantor by virtue of its merger with each of ISDC, CDS and SDI, effective on December 29, 2000; and (v) North Carolina became an Affiliate Guarantor pursuant to a Joinder Agreement, dated as of January 24, 2001, made by North Carolina in favor of Agent and Lenders.


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                                   RECITALS:

                  WHEREAS, an Event of Default currently exists, namely in respect of Borrower's non-compliance with Section 4.2(F) of the Credit Agreement for the Fiscal Quarter ending March 31, 2002 (the "Existing Default"); and

                  WHEREAS, Wachovia, as sole Lender and Agent, has agreed to waive the Existing Default, subject, however, to certain terms and conditions hereinafter set forth; and

                  WHEREAS, all Current Affiliate Guarantors will obtain direct and material economic benefits from this Amendment being made, and have agreed to join with Borrower in executing this Amendment in order to confirm their continuing credit support to Borrower in respect thereof;

                  NOW, THEREFORE, in consideration of the foregoing recitals and the agreements, provisions and covenants herein contained, the receipt and sufficiency of which are hereby acknowledged, Borrower and Current Affiliate Guarantors (sometimes hereinafter called, collectively, the "Loan Parties" and, individually a "Loan Party"), together with Wachovia, as sole Lender and Agent, each intending to be legally bound, hereby acknowledge, covenant and agree as follows:

         1. Definitions. In addition to terms defined in the Credit Agreement and used in this Amendment as defined therein, and terms elsewhere defined in this Amendment, the following terms, as and when used in the Credit Agreement, henceforth shall have the meanings assigned to such terms hereinbelow (and such terms, together with all other terms elsewhere defined in this Amendment, shall be deemed expressly incorporated by reference into
Section 10.1 of the Credit Agreement and made an integral part thereof in the appropriate alphabetical order) effective as of the Amendment Date:

         (i)      the "Borrowing Limitation" definition appearing in Section
10.1 shall be changed in its entirety to read as follows:

                  "Borrowing Limitation" shall mean an amount equal to the lesser of (A) the Borrowing Base; or (B) $9,668,000, reducing, however, to $9,318,000, on the Amendment Date; $9,218,000, on June 20, 2002, and $9,118,000, on July 20, 2002, in conjunction with mandatory reductions in the Revolving Loans outstanding of not less than $350,000, $100,000, and $100,000 being required to be made, respectively, on each of the aforesaid dates, and reducing to zero (0) on the Expiry Date.

         (ii) the "Expiry Date" definition appearing in Section 10.1 shall be changed, in its entirety, to read as follows:

                  "Expiry Date" means August 15, 2002.


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         2.       No More Loans. From and after the Amendment Date, the
Revolving Loan Commitment shall terminate, and no more Revolving Loans or Letters of Credit shall be made available to Borrower.

         3. EDITDA. Effective retroactive to March 31, 2002, Wachovia, as sole Lender and Agent, hereby waives the Existing Default; and Lender further agrees, in connection therewith, to suspend Borrower's compliance with Section 4.2(F) of the Credit Agreement for the Fiscal Quarter ending June 30, 2002, so long as and provided that Borrower's EBITDA for such Fiscal Quarter is at least One Dollar ($1.00).

         4. Certain Representations And Warranties Of Loan Parties. Each Loan Party represents and warrants to Wachovia as the Agent and sole Lender as further inducements to its entry into this Amendment that: (a) it has the power and authority to enter into, deliver and to perform this Amendment and any Loan Documents to be executed and delivered in connection herewith (herein, "Amendment Documents"), and to incur any obligations provided for in this Amendment and any Amendment Documents, all of which have been duly authorized and approved in accordance with its corporate documents; (b) it has obtained all consents or approvals from any Person necessary to permit it to enter into and perform under the amendment Documents without its being in violation of any material agreements with such Persons; (c) this Amendment, together with all Amendment Documents, shall constitute, when executed, its valid and legally binding obligations in accordance with their respective terms; (d) except with respect to events or circumstances occurring subsequent to the date thereof and known to the Agent and the Lenders, all representations and warranties made by it in the Credit Agreement remain true and correct in all material respects as of the date hereof, with the same force and effect as if all such representations and warranties were fully set forth herein; (e) its obligations under the Credit Agreement and the other Loan Documents remain valid and enforceable obligations, and the execution and delivery of the Amendment and the other Amendment Documents shall not be construed as a novation of the Credit Agreement or any of the other Loan Documents; (f) as of the date hereof, it has no knowledge of any offsets, counterclaims or defenses existing in its favor in respect of the payment of any of the Obligations; and (g) as of the date hereof, after giving effect hereto, it has no knowledge that any Default or Event of Default exists; and (h) it owns no Domestic Subsidiaries which are not Loan Parties. Each Loan Party further relieves and releases Wachovia, as Agent and sole Lender, and Wachovia's directors, officers, agents and other representatives, from any liability for any action taken (or omitted to be taken) by any thereof in respect of, pursuant to, or in connection with, this Amendment, the Credit Agreement or any Loan Document.

         5.       Miscellaneous.

                  (a) Reference to Agreement and Note. This Amendment shall become effective upon its execution and all other Amendment Documents (if any) by all parties hereto and thereto. Upon the effectiveness of this Amendment, each reference in the Credit Agreement to "this Agreement" and each reference in the other Loan Documents to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended hereby.


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                  (b)      Effect on Loan Documents. Except as specifically
amended above, the Credit Agreement and all other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

                  (c) No Waiver. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power, or remedy of the Agent or Lenders under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

                  (d) Costs and Expenses. The Borrower agrees to pay on demand all reasonable costs and expenses of the Agent in connection with the preparation, reproduction, execution, and delivery of this Amendment and the other instruments and documents to be delivered hereunder, including (A) the costs and expenses incurred by the Agent in conducting and completing its field audit, as contemplated in the First Amendment, and (B) the reasonable fees and out-of-pocket expenses of counsel for the Agent with respect hereto. All such fees and charges, if not paid promptly when due, may be charged directly as Revolving Loans.

                  (e) No Novation. Nothing contained herein is intended, or shall be construed, to constitute a novation of the Credit Agreement or any Loan Document.

                  (f) Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Georgia, without giving effect to conflict of law provisions.

                  (g)      Loan Document. This Amendment constitutes a Loan
Document.


                  IN WITNESS WHEREOF, the undersigned have caused their duly authorized officers to execute this Amendment as of the date first above written.


                                    "BORROWER"


                                    O2 WIRELESS, INC.
                                    f/k/a CLEAR COMMUNICATIONS GROUP, INC.


                                    By: /s/ Andrew D. Roscoe
                                       ----------------------------------------
                                       Name: Andrew D. Roscoe
                                       Title: President & CEO


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                                    "CURRENT AFFILIATE GUARANTORS"


                                    O2WIRELESS SOLUTIONS, INC.  (SEAL)
                                    f/k/a CLEAR HOLDINGS, INC.


                                    By: /s/ Andrew D. Roscoe
                                       ----------------------------------------
                                    Name: Andrew D. Roscoe
                                    Title: President, Chairman & CEO


                                    O2 WIRELESS LIGHTING, INC.
                                    f/k/a TWR LIGHTING, INC.


                                    By: /s/ Andrew D. Roscoe
                                       ----------------------------------------
                                    Name: Andrew D. Roscoe
                                    Title: President & CEO


                                    O2 WIRELESS SYSTEMS GROUP, INC.


                                    By: /s/ Andrew D. Roscoe
                                       ----------------------------------------
                                    Name: Andrew D. Roscoe
                                    Title: President & CEO


                                    O2 WIRELESS SITE DEVELOPMENT, INC.


                                    By: /s/ Andrew D. Roscoe
                                       ----------------------------------------
                                    Name: Andrew D. Roscoe
                                    Title: President & CEO


                                    O2 WIRELESS DEPLOYMENT, INC.


                                    By: /s/ Andrew D. Roscoe
                                       ----------------------------------------
                                    Name: Andrew D. Roscoe
                                    Title: President & CEO


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                                    YOUNG & ASSOCIATES, INC.


                                    By: /s/ Andrew D. Roscoe
                                       ----------------------------------------
                                    Name: Andrew D. Roscoe
                                    Title: President & CEO

                                    O2 WIRELESS NORTH CAROLINA, INC.

                                    By: /s/ Andrew D. Roscoe
                                       ----------------------------------------
                                    Name: Andrew D. Roscoe
                                    Title: President & CEO


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
                                     "LENDERS"


                                     WACHOVIA BANK, N.A., as
                                     Agent and sole Lender


                                     By: /s/ William W. Teegarden
                                        ---------------------------------------
                                        Name: William W. Teegarden
                                        Title: Senior Vice President


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